UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2021

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150
Ann Arbor, MI	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of current Chief Executive Officer, President, Principal Executive Officer and Director

On May 17, 2021, Esperion Therapeutics, Inc. (the “Company”) announced that Tim M. Mayleben was stepping down from his positions as Chief Executive Officer, President, and Principal Executive Officer of the Company, effective as of May 17, 2021 (the “Termination Date”), subject to a post-employment consulting period for nine months following the Termination Date (the “Consulting Period”). Mr. Mayleben’s decision did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Mayleben is also stepping down as a director of the Company effective as of May 17, 2021.

In connection with Mr. Mayleben’s departure, the Company and Mr. Mayleben have entered into an Agreement, which includes a customary release, effective as of May 17, 2021 (the “Agreement”). Pursuant to the Agreement, in exchange for providing consulting services during the Consulting Period, (i) the Company will pay Mr. Mayleben compensation for the first three months of the Consulting Period in an amount corresponding to his base salary in effect immediately prior to his departure and (ii) Mr. Mayleben’s unvested outstanding stock options and other stock-based awards that are subject to time-based vesting will continue to vest in accordance with their terms during the Consulting Period; provided that the option to purchase 175,000 shares granted in 2021 shall cease vesting as of the Termination Date. In exchange for entering into and not revoking the Agreement, the Company has agreed to extend the exercise period with respect to vested stock options until the earlier of the original 10-year expiration date for such options or the 18-month anniversary of the end of the Consulting Period. During the Consulting Period, if Mr. Mayleben elects COBRA health continuation, the Company will pay him a monthly cash payment in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Mayleben if he had remained employed by the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of new Chief Executive Officer, Principal Executive Officer, and Director

On May 14, 2021, the board of directors (the “Board”) of the Company appointed Sheldon Koenig as the Company’s Chief Executive Officer, President, and Principal Executive Officer, commencing as of May 18, 2021 (the “Commencement Date”). Additionally, the Board appointed Mr. Koenig as a Class I director of the Company, commencing as of May 18, 2021. As a Class I director, Mr. Koenig will stand for election at the Company’s 2023 Annual Meeting of Stockholders.

Mr. Koenig has served as the Company’s Chief Operating Officer since December 2020. Prior to joining the Company, Mr. Koenig served as Executive Vice President and Chief Commercial Officer at Portola Pharmaceuticals, Inc. from January 2019 to August 2020. From January 2016 to July 2018, Mr. Koenig was senior vice president and head of the cardiovascular franchise for Sanofi where he led U.S. business operations and product launches internationally. Prior to that, Mr. Koenig served as vice president and global brand leader for the cardiovascular division of Merck & Co, Inc. where, for more than 25 years, he took on roles of increasing responsibility within the company’s cardiovascular and thrombosis franchises and led marketing for the launch of ezetimibe. Mr. Koenig holds an MBA from Monmouth University and a bachelor’s degree from Drexel University.

Pursuant to the terms of Mr. Koenig’s amended and restated employment agreement (the “Koenig Agreement”), Mr. Koenig is entitled to an annual base salary of $600,000. Mr. Koenig is also eligible to be considered for annual bonus targeted at 50% of his base salary (the “Target Bonus”). The actual bonus is discretionary and will be subject to the Board’s assessment of Mr. Koenig’s performance as well as business conditions of the Company. Mr. Koenig is eligible to participate in the Company’s employee benefit plans generally available to full-time employees, subject to the terms of those plans.

Pursuant to the terms of the Koenig Agreement, if Mr. Koenig’s employment is terminated, within the twelve (12) month period commencing with a Sale Event (as defined in the Koenig Agreement), by the Company other than for Cause (as defined the Koenig Agreement) or by Mr. Koenig for Good Reason (as defined in the Koenig Agreement), subject to Mr. Koenig’s signing the separation agreement and release and the separation agreement and release becoming irrevocable, Mr. Koenig will be entitled to receive: (a) an amount equal to the sum of (i) 1.5 times Mr. Koenig’s base salary in effect immediately prior to the termination (or Mr. Koenig’s base salary in effect immediately prior to the sale event, if higher), and (ii) Mr. Koenig’s Target Bonus; and (b) if Mr. Koenig was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a lump sum cash payment in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Koenig if he had remained employed by the Company for eighteen months after the date of termination. However, in the event that Mr. Koenig’s employment is terminated, at any time other than during the twelve (12) month period commencing with a Sale Event, by the Company other than for Cause or by Mr. Koenig for Good Reason, subject to Mr. Koenig’s signing the separation agreement and release and the separation agreement and release becoming irrevocable, Mr. Koenig will be entitled to receive: (a) an amount equal to twelve (12) months of Mr. Koenig’s annual base salary in effect immediately prior to the termination; and (b) if Mr. Koenig was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a monthly cash payment for twelve (12) months or Mr. Koenig’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Koenig if he had remained employed by the Company. All stock options and other stock-based awards with time-based vesting held by Mr. Koenig shall immediately vest in full as of the date of a Sale Event.

In connection with Mr. Koenig’s appointment as director, Mr. Koenig will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-188595) filed with the Securities and Exchange Commission (“SEC”) on May 14, 2013. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Koenig for some expenses, including all reasonable attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by Mr. Koenig in third-party proceedings arising out of his service as one of our officers.

Mr. Koenig has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Koenig and any other person pursuant to which he was appointed as an officer of the Company.

The foregoing description of the Koenig Agreement is qualified in its entirety by reference to the complete text of such agreement, which the Company intends to file with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

Item 7.01. Regulation FD Disclosure.

On May 17, 2021, the Company issued a press release announcing the changes to the leadership team. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement dated May 15, 2021 by and between Esperion Therapeutics, Inc. and Tim M. Mayleben.
99.1	Press release issued by Esperion Therapeutics, Inc. on May 17, 2021, furnished herewith.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2021	Esperion Therapeutics, Inc.

	By:	/s/ Richard B. Bartram
Richard B. Bartram
Chief Financial Officer

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